                                                                EXHIBIT 21
                                                                ----------

                         SUBSIDIARIES OF THE COMPANY
                         ---------------------------


SUBSIDIARY              PERCENTAGE OWNED BY THE COMPANY
- ----------              -------------------------------

Chadwick's, Inc.                     100%
CDM Corp.                             *




- ----------
* 100% of outstanding shares owned by Chadwick's, Inc.